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                                   Exhibit 99


    CERTIFICATION BY THE CHIEF EXECUTIVE OFFICER AND CHIEF FINANCIAL OFFICER
          RELATING TO A PERIODIC REPORT CONTAINING FINANCIAL STATEMENTS


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     Each of Howard W. Lutnick, Chief Executive Officer, and Jeffrey M.
Chertoff, Chief Financial Officer, of eSpeed, Inc., a Delaware corporation (the "Company"), hereby certifies that:

     (1) The Company's periodic report on Form 10-Q for the period ended September 30, 2002 (the "Form 10-Q") fully complies with the requirements of
Section 13(a) of the Securities Exchange Act of 1934, as amended; and

     (2) The information contained in the Form 10-Q fairly presents, in all material respects, the financial condition and results of operations of the Company.


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CHIEF EXECUTIVE OFFICER                      CHIEF FINANCIAL OFFICER


/s/ Howard W. Lutnick                        /s/ Jeffrey M. Chertoff
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Howard W. Lutnick                            Jeffrey M. Chertoff

Date: November 13, 2002                      Date: November 13, 2002
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